EXHIBIT 4.4
                                                                     -----------
                                 FORM OF WARRANT
                           to Purchase Common Stock of
                       InteliData Technologies Corporation
                            Expiring _____ __, _____

CERTIFICATE NO.:  ________

THIS WARRANT AND ANY SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAW. NEITHER THIS SECURITY NOR ANY PORTION HEREOF OR INTEREST HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS THE SAME IS REGISTERED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW, OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THE COMPANY RECEIVES EVIDENCE OF SUCH EXEMPTION REASONABLY SATISFACTORY TO IT (WHICH MAY INCLUDE AN OPINION OF COUNSEL).

         This  Warrant  certifies  that  __________________  or  its  registered assigns (the "Holder"), is entitled to subscribe for and purchase from InteliData Technologies Corporation, a Delaware corporation (the "Company"), all or any part of duly authorized, validly issued, fully paid and nonassessable shares of the Company's common stock, par value $.001 per share (the common stock, including any stock into which it may be changed, reclassified, or converted, is herein referred to as the "Common Stock"), as comprise _________Units (as defined below) at an exercise price of $____ per Unit (the "Exercise Price"). A "Unit" shall consist initially of one share of Common Stock of the Company as such stock is constituted on the date of this Warrant, subject to adjustment as set forth herein. The Warrant may be exercised, in whole or in part, at any time, and from time to time, from the date hereof and ending at 5:00 p.m., Eastern Daylight Time, on _______ __, _____.

         This Warrant is subject to the following provisions, terms and conditions:

         Section 1. Exercise of Warrant.

         To exercise this Warrant in whole or in part, the Holder shall deliver to the Company at its principal office in Reston, Virginia, (1) (a) a written notice, in substantially the form of the Subscription Notice appearing at the end of this Warrant, of the Holder's election to exercise this Warrant which notice shall specify the number of shares of Common Stock to be purchased, (b) cash or a certified check payable to the Company in an amount equal to the aggregate purchase price of the number of shares of Common Stock being purchased, and (c) this Warrant or (2) a written notice that the Holder is exercising the Warrant (or a portion thereof) by authorizing the Company to withhold from issuance a number of shares of Common Stock issuable upon such exercise of the Warrant which when multiplied by the Market Price (as such term is hereinafter defined) of the Common Stock is equal to the applicable Warrant Price multiplied by the number of Warrants being exercised (and such withheld shares shall no longer be issuable under this Warrant). The Company shall as promptly as practicable, and in any event within 15 days thereafter, execute and deliver or cause to be executed and delivered, in accordance with such notice, a certificate or certificates representing the aggregate number of shares of Common Stock specified in such notice. The stock certificate or certificates so delivered shall be issued in the name of the Holder or such other name as shall be designated in such notice. Such certificate or certificates shall be deemed to have been issued and the Holder or any other person so designated to be named therein shall be deemed for all purposes to have become a holder of record of such shares as of the date such notice is received by the Company as aforesaid. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of said certificate or certificates, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the remaining shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical to this Warrant, or, at the request of the Holder, appropriate notation may be made on this Warrant and the same returned to the Holder. The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, issue and delivery of such stock certificates, except that, in case such stock certificates shall be registered in a name or names other than the name of the Holder, funds sufficient to pay all stock transfer taxes that are payable upon the issuance of such stock certificate or certificates shall be paid by the Holder at the time of delivering the notice of exercise mentioned above.

         All shares of Common Stock issued upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable and, if the Common Stock is then listed on a national securities exchange or quoted on an automated quotation system, shall be duly listed or quoted thereon.

         The Company shall not be required upon any exercise of this Warrant to issue a certificate representing any fraction of a share of Common Stock, but, in lieu thereof, shall pay to the Holder cash in an amount equal to a corresponding fraction (calculated to the nearest 1/100 of a share) of the purchase price of one share of Common Stock as of the date of receipt by the Company of notice of exercise of this Warrant.

         Section 2.  Transfer, Division and Combination.

         The Company agrees to maintain at its principal office in Reston, Virginia, books for the registration and transfer of this Warrant, and, subject to the provisions of Section 3 hereof, this Warrant and all rights hereunder are transferable, in whole or in part, on such books at such office, upon surrender of this Warrant at such office, together with a written assignment of this Warrant duly executed by the Holder or his agent or attorney and funds sufficient to pay any stock transfer taxes payable upon the making of such transfer. Upon such surrender and payment, the Company shall execute and deliver a new Warrant in the name of the assignee and this Warrant shall promptly be canceled. If and when this Warrant is assigned in blank, the Company may (but shall not be obliged to) treat the bearer hereof as the absolute owner of this Warrant for all purposes, and the Company shall not be affected by any notice to the contrary. A Warrant may be exercised by a new holder for the purchase of shares of Common Stock without having a new Warrant issued.

         This Warrant may be divided or combined with other Warrants upon presentation hereof at such principal office in Reston, Virginia, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or his agent or attorney. Subject to compliance with the preceding paragraph as to any transfer that may be involved in such division or combination, the Company shall execute and deliver a new
Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

         Section 3. Restrictions on Exercise and Transfer of Warrants and Common Stock.

         This Warrant shall be exercisable (a) only under circumstances such that the issue of Common Stock issuable upon such exercise is exempt from the requirements of registration under the Securities Act of 1933, as amended (or any similar statute then in effect) (the "1933 Act") and any applicable state securities law or (b) upon registration of such Common Stock in compliance therewith. This Warrant shall be transferable (a) only under circumstances such that the transfer is exempt from the requirements of registration under the 1933 Act and any applicable state securities law or (b) upon registration (for resale or otherwise) of such Warrant in compliance therewith. By acceptance hereof, the Holder (for resale or otherwise) agrees to comply with such legislation.

         As long as this Warrant is not registered under the 1933 Act, before any transfer or attempted transfer of all of this Warrant or such Common Stock, the Holder shall give the Company written notice of its intention so to do describing briefly the manner of any such proposed transfer. Promptly after receiving such written notice, the Company shall present copies thereof to Company counsel and to any special counsel designated by the Holder. If, in the opinion of counsel for the Company and counsel, if any, for the Holder, the proposed transfer may be effected without registration under the 1933 Act and any applicable state securities law of any such securities, the Company, as promptly as practicable, shall notify the Holder of such opinion, whereupon the securities proposed to be transferred may be transferred in accordance with the terms of such notice. The Company shall not be required to effect any such transfer before the receipt of such favorable opinion or opinions or the effectiveness of registration.

         Section 4. Company Registration.

         In the event that the Company proposes to register any Common Stock under the Securities Act in connection with a public offering on any form (other than Form S-4 or Form S-8) that would legally permit the inclusion of the Common Stock of the Holder, the Company shall give each Holder written notice thereof as soon as practicable but in no event less than 20 days prior to such registration, and shall include in such registration all Common Stock requested by the Holder in writing to be included therein, subject to the limitations set forth herein. If in connection with such proposed registration the managing underwriter for such offering advises the Company that the Common Stock requested by the Holder to be included therein exceeds the number of shares that can be sold in such offering without adversely affecting the marketability thereof, any shares to be sold by the Company in such offering shall have priority over any Common Stock owned by the Holder, and the shares of such Holder to be included in such registration shall be reduced pro rata on the basis of the numbers of shares held by such Holder and all other holders (other than the Company) exercising similar registration rights.

         The Company shall bear the costs of each registration in which Holders participate pursuant to this Section 4, excluding any underwriting discounts or commissions on the sale of Common Stock. As a condition to the inclusion of Common Stock in any registration, the participating Holder and the Company shall execute an underwriting agreement or similar agreement in a form reasonably acceptable to the Company and the underwriter(s), if any, for such offering containing customary indemnification and holdback provisions. Notwithstanding the foregoing, no Holder shall be required to incur indemnification obligations (whether several or joint and several) which is in excess of the net proceeds received by such Holders pursuant to such registration or which relates to information not supplied by such Holder for inclusion in the registration statement.

         Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration pursuant to this Section 4, a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed by reason of a material pending transaction and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of any such Holder; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period.

         Section 5.  Certain Covenants.

         The Company covenants and agrees that it will at all times reserve and set apart and have, free from preemptive rights, a number of shares of authorized but unissued Common Stock, or other stock or securities deliverable pursuant to this Warrant, sufficient to enable it at any time to fulfill all its obligations hereunder.

         Section 6.  Notices.

         In the event that:

               (a) the Company proposes to declare, pay or set aside for payment any dividend or other distribution with respect to the Common Stock or any other class of securities of the Company or purchase, redeem or otherwise acquire for value any shares of Common Stock or any other class of securities of the Company,

               (b) the Company proposes to grant to the holders of its Common Stock generally any rights or options,

               (c) the Company proposes to effect any capital reorganization or reclassification of capital stock of the Company,

               (d) the Company proposes to consolidate with, or merge into, any other corporation or to transfer its property as an entirety or substantially as an entirety, or

               (e) the Company proposes to effect the liquidation, dissolution or winding up of the Company,

then the Company shall cause notice of any such intended action to be given to the holder of record of the Warrant not less than 30 days before the date on which the transfer books of the Company shall close or a record be taken for such stock dividend, distribution or granting of rights or options, or the date when such capital reorganization, reclassification, consolidation, merger, transfer, liquidation, dissolution or winding up shall be effective, as the case may be.

         Any notice or other document required or permitted to be given or delivered to the holder of record of the Warrant shall be delivered by facsimile, reliable courier or first-class mail postage prepaid to such holder at the last address shown on the books of the Company maintained for the registry and transfer of the Warrant. Any notice or other document required or permitted to be given or delivered to holders of record of Common Stock issued pursuant to the Warrant shall be delivered by facsimile, reliable courier or first-class mail postage prepaid to each such holder at such holder's address as the same appears on the stock records of the Company. Any notice or other document required or permitted to be given or delivered to the Company shall be delivered by facsimile, reliable courier or first-class mail postage prepaid to the principal office of the Company, at Reston, Virginia, or delivered to the office of one of the Company's executive officers at such address, or such other address as shall have been furnished by the Company in writing to the holder of record of such Warrant and the holders of record of such Common Stock.

         Section 7. Limitation of Liability; Not Stockholders.

         No provision of this Warrant shall be construed as conferring upon the Holder the right to vote or to consent or to receive dividends or to receive notice as a stockholder in respect of meetings of stockholders for the election of directors of the Company or any other matter whatsoever as stockholders of the Company. No provision hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of Holder for the purchase price or as a stockholder of the Company, whether such liability is asserted by the Company, creditors of the Company or others.

         Section 8. Loss, Destruction, etc. of Warrant.

         Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of the Warrant, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of the Warrant, the Company will make and deliver a new Warrant, of like tenor, in lieu of such lost, stolen, destroyed or mutilated Warrant. Any Warrant issued under the provisions of this
Section 8 in lieu of any Warrant alleged to be lost, destroyed or stolen, or of any mutilated Warrant, shall constitute an original contractual obligation on the part of the Company.

         Section 9. Exercise of Warrant.

         This Warrant shall be exercisable at any time during the period commencing on the date hereof and ending on ______ __, _________.

         Section 10. Adjustment of Number of Shares Issuable Pursuant to
                     this Warrant.

         The number of shares of Common Stock comprising a Unit shall be subject to adjustment from time to time as follows:

                  (a) Effect of "Split-ups" and "Split-downs"; Stock Dividends. If at any time or from time to time the Company shall subdivide as a whole, by reclassification, by the issuance of a stock dividend on the Common Stock payable in Common Stock, or otherwise, the number of shares of Common Stock outstanding, the number of shares of Common Stock comprising a Unit that may be purchased hereunder shall be increased proportionately as of the effective or record date of such action. The issuance of such a stock dividend shall be treated as a subdivision of the whole number of shares of Common Stock outstanding immediately before the record date for such dividend into a number of shares equal to such whole number of shares so outstanding plus the number of shares issued as a stock dividend. In case at any time or from time to time the Company shall combine as a whole, by reclassification or otherwise, the number of shares of Common Stock then outstanding into a lesser number of shares of Common Stock, with or without par value, the number of shares of Common Stock comprising a Unit that may be purchased hereunder shall be reduced proportionately as of the effective date of such action.

                  (b) Effect of Certain Dividends. If on any date the Company makes a distribution to holders of its Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of its indebtedness or assets, the number of shares of Common Stock theretofore comprising a Unit shall be adjusted as at the close of business on said date to a number determined by multiplying the number of shares theretofore comprising a Unit by a fraction, the numerator of which shall be the Market Price immediately prior to such distribution, and the denominator of which shall be the Market Price minus the fair market value (as determined by a single qualified appraiser (which shall be either a national accounting firm or a national or regional major investment bank) selected by mutual agreement between the Company and the Holder) of the portion of the assets or evidences of indebtedness so to be distributed to one share of Common Stock.

                  (c) Effect of Merger or Consolidation. If the Company shall, while this Warrant remains outstanding, enter into any consolidation with or merge into any other corporation wherein the Company is not the continuing corporation, or wherein securities of a corporation other than the Company are distributable to holders of Common Stock of the Company, or sell or convey its property as an entirety or substantially as an entirety, and in connection with such consolidation, merger, sale or conveyance, shares of stock or other securities shall be issuable or deliverable in exchange for the Common Stock of the Company, the Holder shall thereafter be entitled to purchase pursuant to this Warrant (in lieu of the number of shares of Common Stock comprised in the number of Units that the Holder would have been entitled to purchase or acquire immediately before the effective date of such consolidation, merger, sale or conveyance) the shares of stock or other securities to which such number of shares of Common Stock comprised in such number of Units would have been entitled at the time of such consolidation, merger, sale or conveyance, at an aggregate purchase price equal to that which would have been payable if such number of shares of Common Stock had been purchased upon exercise of a Warrant immediately prior thereto. In case of any such consolidation, merger, sale or conveyance, appropriate provision (as determined by a resolution of the Board of Directors of the Company) shall be made with respect to the rights and interests thereafter of the Holder, to the end that all the provisions of this Warrant (including adjustment provisions) shall thereafter be applicable as nearly as reasonably practicable, in relation to such stock or other securities.

                  (d) Reorganization and Reclassification. In case of any capital reorganization or any reclassification of the capital stock of the Company (except as provided in

          Section 10(a)) while this Warrant remains outstanding, the Holder shall thereafter be entitled to purchase pursuant to this Warrant (in lieu of the number of shares of Common Stock comprised in the number of Units that the Holder would have been entitled to purchase or acquire immediately before such reorganization or reclassification) the shares of stock of any class or classes or other securities or property to which such number of shares of Common Stock comprised in such number of Units would have been entitled if such shares of Common Stock had been purchased immediately before such reorganization or reclassification. In case of any such reorganization or reclassification, appropriate provision (as determined by resolution of the Board of Directors of the Company) shall be made with respect to the rights and interests thereafter of the Holder, to the end that all the provisions of this Warrant (including adjustment provisions) shall thereafter be applicable, as nearly as reasonably practicable, in relation to such stock or other securities or property.

                  (e) Statement of Adjustment of Unit. Whenever the number of shares of Common Stock comprising a Unit is adjusted pursuant to any of the foregoing provisions of this Section 10, the Company shall promptly prepare a written statement signed by the chief executive officer of the Company, setting forth the adjustment in the number of shares comprising a Unit purchasable hereunder, determined as provided in this Section, and in reasonable detail the facts requiring such adjustment and the calculation thereof. Such statement shall be filed among the permanent records of the Company and a copy thereof shall be furnished to the Holder without request and shall at all reasonable times during business hours be open to inspection by the Holder. The Company shall promptly cause such notice, stating that such an adjustment has been effected and setting forth the increased or decreased number of shares purchasable, to be delivered by facsimile, reliable courier or first-class mail postage prepaid to the Holder.

                  (f) Determination by the Board of Directors. All determinations by the Board of Directors of the Company under the provisions of this Section 10 shall be made in good faith with due regard to the interests of the Holder and the other holders of securities of the Company and in accordance with good financial practice, and all valuations made by the Board of Directors of the Company under the terms of this Section 10 must be made with due regard to any market quotations of securities involved in, or related to, the subject of such valuation.

                  For all purposes of this Section 10 and this Warrant, unless the context otherwise requires, the following terms have the following respective meanings:

                  "Common Stock": (i) the Company's presently authorized Common Stock as such class exists on the date of this Warrant; (ii) securities issued upon exercise of this Warrant; and (iii) stock of the Company of any class thereafter authorized that ranks, or is entitled to a participation, as to assets or dividends, substantially on a parity with Common Stock.

                  "Company":  InteliData  Technologies  Corporation,  a Delaware
         corporation,   and  any  other   corporation   assuming  the  Company's
         obligations with respect to this Warrant pursuant to this Section 10.

                  "Market Price": per share of Common Stock at any date, 100% of the average of the daily market prices for 30 consecutive business days before such date. The Market Price for each such business day shall be the last bid price on such day as reported on the consolidated transaction reporting system for the principal securities exchange on which the Common Stock is then listed or admitted to trading or, if the Common Stock is not then listed or admitted to trading on any stock exchange, the Market Price for each such business day shall be the average of the reported closing bid and asked prices on such day in the over-the-counter market, as reported by the National Association of Securities Dealers Automated Quotation Service. If the Common Stock is not traded in the over-the-counter market, then the Market Price shall be the fair market value of the Company's Common Stock as determined by a single qualified appraiser (which shall be either a national accounting firm or a national or regional major investment bank) selected by mutual agreement between the Company and the Holder.

         Section 11.  Remedies.

         The Company stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, without limiting any other remedy available at law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof. The rights and remedies of the Holder are cumulative and not exclusive of any rights or remedies which the Holder might otherwise have.

         Section 12.  Covenants to Bind Successor and Assigns.

         The terms of this Warrant shall bind the successors and permitted assigns of the Holder and the Company.

         Section 13.  Governing Law.

         This Warrant shall be governed by the laws of the State of Delaware without regard to its conflict of laws principles or rules.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed in its name by its duly authorized officer.

Effective as of ________ __, _____.

                                 INTELIDATA TECHNOLOGIES
                                 CORPORATION



                                 By:      ------------------------
                                          Alfred S. Dominick, Jr.
                                          President and
                                          Chief Executive Officer

                               SUBSCRIPTION NOTICE


         The undersigned, the Holder, hereby elects to exercise purchase rights represented by such Warrant for, and to purchase thereunder, _________ shares of the Common Stock covered by such Warrant and herewith makes payment in full therefor of $___________ in cash or certified check and requests that certificates for such shares (and any securities or property deliverable upon such exercise) be issued in the name of and delivered to __________________ whose address is ____________

         The undersigned agrees that, in the absence of an effective registration statement with respect to Common Stock issued upon this exercise, the undersigned is acquiring such Common Stock for investment and not with a view to distribution thereof and that the certificate or certificates representing such Common Stock may bear a legend substantially as follows: "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended."



                                       ------------------------
Dated:                                 Signature guaranteed:

                                   ASSIGNMENT


         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ______________________________ the rights represented by the foregoing Warrant and appoints _________________________ attorney to transfer said rights on the books of said corporation, with full power of substitution in the premises.



                                      ------------------------
Dated:                                Signature guaranteed:



NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatever.